Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of Lantheus Holdings, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-212940) filed on August 5, 2016 (the “Registration Statement”), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee, which was paid in connection with the filing of the Registration Statement.

Securities and Exchange Commission registration fee	$—
FINRA filing fee	17,662
Printing	14,000
Legal fees and expenses	230,000
Accounting fees and expenses	90,000
Transfer Agent And Registrar Fees	5,000
Miscellaneous	143,338

Total	$500,000